Exhibit 99.1

Media contact:	Investor contact:
Bobbie Egan	Lavanya Sareen
Corporate Communications	Managing Director, Investor Relations
(206) 392-5134	(206) 392-5656

FOR IMMEDIATE RELEASE	October 22, 2015

Alaska Air Group Reports Record Third Quarter 2015 Results
Financial Highlights:

•	Reported record third quarter net income, excluding special items, of $277 million, a 39% increase over the third quarter of 2014.

•	Reported adjusted earnings per share of $2.16 per diluted share, a 47% increase over the third quarter of 2014 and ahead of First Call analyst consensus estimate of $2.10 per share.

•
Earned net income for the third quarter under Generally Accepted Accounting Principles (GAAP) of $274 million, or $2.14 per diluted share, compared to net income of $198 million, or $1.45 per diluted share in 2014.

•
Recorded $90 million of employee incentive pay through the first nine months of 2015 in recognition of Air Group employees’ progress on meeting customer service, safety, operational and financial goals.

•	Generated record adjusted pretax margin in the third quarter of 29.2% compared to 21.8% in 2014.

•	Generated 22.8% adjusted pretax margin for the trailing 12-month period ended September 30, 2015, compared to 15.9% for the same period in the prior year.

•	Achieved trailing 12-month after-tax return on invested capital of 24.2%, a 700 basis point improvement from the 17.2% reported for the 12-month period ended September 30, 2014.

•
Repurchased 1.6 million shares of common stock for $119 million in the third quarter of 2015, and 5.6 million shares of common stock for $381 million during the first nine months of 2015, representing 4.5% of the total shares outstanding at the beginning of the year.

•	Paid a $0.20 per-share quarterly cash dividend on August 14, 2015, a 60% increase over the dividend paid in the third quarter of 2014.
Year-To-Date Accomplishments and Highlights:

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2015 by J.D. Power for the eighth year in a row.

•	Ranked "Highest in Customer Satisfaction with Airline Loyalty Rewards Programs" in 2015 by J.D. Power for the second consecutive year.

•	Awarded Fast Travel Platinum status from the International Air Transport Association, which is awarded to airlines offering four or more Fast Travel options to at least 80% of their passengers.

•	Rated the #1 Best Airline Rewards Program by U.S. News and World Report.

•	Announced that a free first checked bag is a permanent feature of the Alaska Airlines Visa Signature affinity credit card.

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the six largest U.S. airlines for the 12 months ended August 2015.

•	Improved third quarter customer satisfaction score by 1.2 percentage points over prior year.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 1.6% compared to the third quarter of 2014, as part of our effort to be the airline leader in environmental stewardship.

•
Began offering customers the option to upgrade to Preferred Plus Seating, providing customers the ability to select bulkhead and exit-row seating 24 hours in advance of flight. Preferred Plus Seating also includes priority boarding and a complimentary beer, wine or cocktail.

•	Amended our agreement with Skywest Airlines to replace all eight CRJ-700 regional aircraft with Embraer E175 aircraft.

•	Contracted for eight additional E175 aircraft, beginning in 2017, bringing the total E175 fleet to 23 aircraft by the end of 2017.

•	Launched "Beyond Service" customer service training to all customer-facing employees. Nearly 6,000 of Alaska and Horizon employees have completed the training.

•	Began our award-winning intensive leadership training workshop, Gear Up 2, for over 1,200 leaders at Alaska and Horizon.

•
Announced a 10-year sponsorship agreement with the University of Washington which includes, among other things, exclusive naming rights for Alaska Airlines Field at Husky Stadium and Alaska Airlines Arena.

•	New routes announced in the third quarter are as follows:

New Nonstop Routes Announced (Launch Dates)
Portland, Oregon, to Minneapolis/St. Paul, Minnesota (2/18/16)	Portland to Omaha (2/18/16)
Portland to Dallas (2/18/16)	Portland to Kansas City, Missouri (2/18/16)

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported third quarter 2015 GAAP net income of $274 million, or $2.14 per diluted share, compared to $198 million, or $1.45 per diluted share in the third quarter of 2014. Excluding the impact of mark-to-market fuel hedge adjustments of $5 million ($3 million after tax, or $0.02 per diluted share), the company reported record adjusted net income of $277 million, or $2.16 per diluted share, compared to adjusted net income of $200 million, or $1.47 per diluted share in 2014.
"This was the busiest summer in our 83-year history and represents our highest quarterly profit ever," said CEO Brad Tilden. "I want to thank our employees who are building a fundamentally strong business and our customers for their incredible loyalty and support."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the third quarters of 2015 and 2014 to adjusted amounts:

	Three Months Ended September 30,
	2015		2014
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$274	$2.14	$198	$1.45
Mark-to-market fuel hedge adjustments, net of tax	3	0.02	2	0.02
Non-GAAP adjusted income and per-share amounts	$277	$2.16	$200	$1.47
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be simulcast online at 8:30 a.m. Pacific time on October 22, 2015. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
###

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2014. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###

Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves more than 100 cities through an expansive network in the United States, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North American Airline Satisfaction Study for eight consecutive years from 2008 to 2015. Alaska Airlines’ Mileage Plan also ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power 2014 and 2015 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at www.alaskaair.com/newsroom.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2015	2014	Change	2015	2014	Change
Operating Revenues:
Passenger
Mainline	$1,057	$1,030	3%	$2,977	$2,858	4%
Regional	240	219	10%	638	605	5%
Total passenger revenue	1,297	1,249	4%	3,615	3,463	4%
Freight and mail	30	32	(6)%	83	88	(6)%
Other - net	188	184	2%	523	511	2%
Total Operating Revenues	1,515	1,465	3%	4,221	4,062	4%

Operating Expenses:
Wages and benefits	312	279	12%	923	832	11%
Variable incentive pay	32	30	7%	90	84	7%
Aircraft fuel, including hedging gains and losses	245	394	(38)%	741	1,112	(33)%
Aircraft maintenance	67	58	16%	182	166	10%
Aircraft rent	26	27	(4)%	78	84	(7)%
Landing fees and other rentals	80	74	8%	217	207	5%
Contracted services	74	66	12%	209	188	11%
Selling expenses	53	55	(4)%	160	154	4%
Depreciation and amortization	81	75	8%	236	218	8%
Food and beverage service	30	24	25%	83	68	22%
Other	82	67	22%	259	229	13%
Total Operating Expenses	1,082	1,149	(6)%	3,178	3,342	(5)%
Operating Income	433	316	37%	1,043	720	45%

Nonoperating Income (Expense):
Interest income	5	5		16	15
Interest expense	(10)	(12)		(32)	(36)
Interest capitalized	9	5		25	14
Other - net	—	2		1	20
	4	—		10	13
Income Before Income Tax	437	316		1,053	733
Income tax expense	163	118		396	276
Net Income	$274	$198		$657	$457

Basic Earnings Per Share:	$2.15	$1.47		$5.08	$3.35
Diluted Earnings Per Share:	$2.14	$1.45		$5.05	$3.31

Shares Used for Computation:
Basic	127.308	134.865		129.231	136.482
Diluted	128.205	136.158		130.200	137.825

Cash dividend declared per share:	$0.20	$0.125		$0.60	$0.375

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2015	December 31, 2014
Cash and marketable securities	$1,258	$1,217

Total current assets	1,715	1,756
Property and equipment-net	4,734	4,299
Other assets	115	126
Total assets	6,564	6,181

Air traffic liability	760	631
Current portion of long-term debt	117	117
Other current liabilities	977	923
Current liabilities	1,854	1,671
Long-term debt	593	686
Other liabilities and credits	1,752	1,697
Shareholders' equity	2,365	2,127
Total liabilities and shareholders' equity	$6,564	$6,181

Debt-to-capitalization ratio, adjusted for operating leases(a)	27%:73%	31%:69%

Number of common shares outstanding	126.782	131.481

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,						Nine Months Ended September 30,
	2015		2014		Change		2015		2014		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	8,616		7,994		7.8%		23,956		21,996		8.9%
RPMs (000,000) "traffic"	8,878		8,245		7.7%		25,052		23,078		8.6%
ASMs (000,000) "capacity"	10,368		9,582		8.2%		29,574		26,922		9.9%
Load factor	85.6%		86.0%		(0.4 pts	)	84.7%		85.7%		(1.0 pts	)
Yield	14.61	¢	15.14	¢	(3.5%)		14.43	¢	15.00	¢	(3.8%)
PRASM	12.51	¢	13.03	¢	(4.0%)		12.22	¢	12.86	¢	(5.0%)
RASM	14.61	¢	15.28	¢	(4.4%)		14.27	¢	15.09	¢	(5.4%)
CASM excluding fuel(b)	8.07	¢	7.87	¢	2.5%		8.24	¢	8.28	¢	(0.5%)
Economic fuel cost per gallon(b)	$1.82		$3.15		(42.2%)		$1.97		$3.22		(38.8%)
Fuel gallons (000,000)	132		124		6.5%		377		351		7.4%
ASM's per gallon	78.5		77.3		1.6%		78.4		76.7		2.2%
Average number of full-time equivalent employees (FTE)	14,003		12,998		7.7%		13,690		12,633		8.4%

Mainline Operating Statistics:
Revenue passengers (000)	6,171		5,752		7.3%		17,193		15,796		8.8%
RPMs (000,000) "traffic"	7,976		7,440		7.2%		22,633		20,871		8.4%
ASMs (000,000) "capacity"	9,278		8,607		7.8%		26,609		24,197		10.0%
Load factor	86.0%		86.4%		(0.4 pts	)	85.1%		86.3%		(1.2 pts	)
Yield	13.26	¢	13.84	¢	(4.2%)		13.15	¢	13.69	¢	(3.9%)
PRASM	11.40	¢	11.97	¢	(4.8%)		11.19	¢	11.81	¢	(5.2%)
RASM	13.50	¢	14.18	¢	(4.8%)		13.23	¢	14.01	¢	(5.6%)
CASM excluding fuel(b)	7.19	¢	7.02	¢	2.4%		7.33	¢	7.37	¢	(0.5%)
Economic fuel cost per gallon(b)	$1.81		$3.15		(42.5%)		$1.97		$3.22		(38.8%)
Fuel gallons (000,000)	113		108		4.6%		326		305		6.9%
ASM's per gallon	82.1		79.7		3.0%		81.6		79.3		2.9%
Average number of FTE's	10,824		10,153		6.6%		10,643		9,837		8.2%
Aircraft utilization	10.9		10.8		0.9%		10.9		10.5		3.8%
Average aircraft stage length	1,168		1,161		0.6%		1,185		1,180		0.4%
Operating fleet	144		136		8 a/c		144		136		8 a/c

Regional Operating Statistics:(c)
Revenue passengers (000)	2,445		2,242		9.1%		6,762		6,200		9.1%
RPMs (000,000) "traffic"	903		806		12.0%		2,419		2,206		9.7%
ASMs (000,000) "capacity"	1,090		975		11.8%		2,965		2,725		8.8%
Load factor	82.8%		82.7%		0.1 pts		81.6%		81.0%		0.6 pts
Yield	26.53	¢	27.17	¢	(2.4%)		26.37	¢	27.41	¢	(3.8%)
PRASM	21.97	¢	22.46	¢	(2.2%)		21.51	¢	22.19	¢	(3.1%)
Operating fleet(c)	63		51		12	a/c	63		51		12	a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of operating expenses excluding fuel, a reconciliation of economic fuel costs, and Note A in the accompanying pages, for a discussion of why these measures may be important to investors.

(c)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,057	$—	$—	$—	$1,057	$—	$1,057
Regional	—	240	—	—	240	—	240
Total passenger revenues	1,057	240	—	—	1,297	—	1,297
CPA revenues	—	—	105	(105)	—	—	—
Freight and mail	29	1	—	—	30	—	30
Other-net	167	20	1	—	188		188
Total operating revenues	1,253	261	106	(105)	1,515	—	1,515

Operating expenses
Operating expenses, excluding fuel	667	181	93	(104)	837	—	837
Economic fuel	205	35	—	—	240	5	245
Total operating expenses	872	216	93	(104)	1,077	5	1,082

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(7)	—	(3)	—	(10)	—	(10)
Other	7	—	—	2	9	—	9
	5	—	(3)	2	4	—	4
Income before income tax	$386	$45	$10	$1	$442	$(5)	$437

	Three Months Ended September 30, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,030	$—	$—	$—	$1,030	$—	$1,030
Regional	—	219	—	—	219	—	219
Total passenger revenues	1,030	219	—	—	1,249	—	1,249
CPA revenues	—	—	99	(99)	—	—	—
Freight and mail	30	2	—	—	32	—	32
Other-net	161	22	1	—	184	—	184
Total operating revenues	1,221	243	100	(99)	1,465	—	1,465

Operating expenses
Operating expenses, excluding fuel	605	162	85	(97)	755	—	755
Economic fuel	338	52	—	—	390	4	394
Total operating expenses	943	214	85	(97)	1,145	4	1,149

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(8)	—	(4)	—	(12)	—	(12)
Other	7	—	—	—	7	—	7
	4	—	(4)	—	—	—	—
Income before income tax	$282	$29	$11	$(2)	$320	$(4)	$316

	Nine Months Ended September 30, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$2,977	$—	$—	$—	$2,977	$—	$2,977
Regional	—	638	—	—	638	—	638
Total passenger revenues	2,977	638	—	—	3,615	—	3,615
CPA revenues	—	—	303	(303)	—	—	—
Freight and mail	79	4	—	—	83	—	83
Other-net	465	55	3		523	—	523
Total operating revenues	3,521	697	306	(303)	4,221	—	4,221

Operating expenses
Operating expenses, excluding fuel	1,951	514	274	(302)	2,437	—	2,437
Economic fuel	641	101	—	—	742	(1)	741
Total operating expenses	2,592	615	274	(302)	3,179	(1)	3,178

Nonoperating income (expense)
Interest income	15	—	—	1	16	—	16
Interest expense	(21)	—	(8)	(3)	(32)	—	(32)
Other	21	—	—	5	26	—	26
	15	—	(8)	3	10	—	10
Income before income tax	$944	$82	$24	$2	$1,052	$1	$1,053

	Nine Months Ended September 30, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$2,858	$—	$—	$—	$2,858	$—	$2,858
Regional	—	605	—	—	605	—	605
Total passenger revenues	2,858	605	—	—	3,463	—	3,463
CPA revenues	—	—	277	(277)	—	—	—
Freight and mail	84	4	—	—	88	—	88
Other-net	448	59	4	—	511	—	511
Total operating revenues	3,390	668	281	(277)	4,062	—	4,062

Operating expenses
Operating expenses, excluding fuel	1,783	464	257	(274)	2,230	—	2,230
Economic fuel	980	149	—	—	1,129	(17)	1,112
Total operating expenses	2,763	613	257	(274)	3,359	(17)	3,342

Nonoperating income (expense)
Interest income	15	—	—	—	15	—	15
Interest expense	(25)	(1)	(10)	—	(36)	—	(36)
Other	34	—	—	—	34	—	34
	24	(1)	(10)	—	13	—	13
Income before income tax	$651	$54	$14	$(3)	$716	$17	$733

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes mark-to-market fuel-hedge accounting adjustments.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended September 30,				Nine Months Ended September 30,
(in cents)	2015		2014		2015		2014
Consolidated:
CASM	10.44	¢	11.99	¢	10.75	¢	12.41	¢
Less the following components:
Aircraft fuel, including hedging gains and losses per ASM	2.37		4.12		2.51		4.13
CASM excluding fuel	8.07	¢	7.87	¢	8.24	¢	8.28	¢

Mainline:
CASM	9.45	¢	11.00	¢	9.74	¢	11.35	¢
Less the following components:
Aircraft fuel, including hedging gains and losses per ASM	2.26		3.98		2.41		3.98
CASM excluding fuel	7.19	¢	7.02	¢	7.33	¢	7.37	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended September 30,
	2015		2014
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$236	$1.78	$383	$3.09
Losses on settled hedges	5	0.04	7	0.06
Consolidated economic fuel expense	240	1.82	390	3.15
Mark-to-market fuel hedge adjustment	5	0.03	4	0.03
GAAP fuel expense	$245	$1.85	$394	$3.18
Fuel gallons	132		124

	Nine Months Ended September 30,
	2015		2014
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$727	$1.93	$1,095	$3.12
(Gains) losses on settled hedges	15	0.04	34	0.10
Consolidated economic fuel expense	742	1.97	1,129	3.22
Mark-to-market fuel hedge adjustment	(1)	—	(17)	(0.05)
GAAP fuel expense	$741	$1.97	$1,112	$3.17
Fuel gallons	377		351

Note A: Pursuant to Regulation G, we are providing reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long term, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile